Exhibit 10.1

TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Tenth Amendment to Loan and Security Agreement (this “Tenth Amendment”) made and entered into as of the 13th day of April, 2007, is by and among LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LENDER”), having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603-4105, and VITA FOOD PRODUCTS, INC., a Nevada corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Vita Food”), VIRGINIA HONEY COMPANY, INC., a Virginia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Virginia Honey”), THE HALIFAX GROUP, INC., a Georgia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Halifax”), and VITA SPECIALTY FOODS, INC., a Delaware corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612  (“Specialty Foods”) (Vita Food, Virginia Honey, Halifax and Specialty Foods are individually a “Borrower” and collectively the “Borrowers”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations (the “Financial Accommodations”) to Borrowers pursuant to (a) that certain Loan and Security Agreement dated as of September 5, 2003, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 5, 2004, that certain Second Amendment to Loan and Security Agreement dated as of December 21, 2004, that certain Third Amendment to Loan and Security Agreement dated as of January 31, 2005, that certain Fourth Amendment to Loan and Security Agreement dated as of April 4, 2005, that certain Fifth Amendment to Loan and Security Agreement dated as of  June 30, 2005, that certain Sixth Amendment to Loan and Security Agreement dated as of August 4, 2005, that certain Seventh Amendment to Loan and Security Agreement dated as of August 30, 2005, that certain Eighth Amendment to Loan and Security Agreement dated as of March 24, 2006, and that certain Ninth Amendment to Loan and Security Agreement dated as of March 30, 2007, each by and among Lender and Borrowers (collectively the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrowers have requested, among other things, that Lender (i) provide a new term loan in the original principal amount of $1,000,000, and (ii) modify certain financial covenants (collectively the “Additional Financial Accommodations”); and

WHEREAS, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Tenth Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree as set forth in this Tenth Amendment.

I.              Definitions.

A.            Use of Defined Terms.  Except as expressly set forth in this Tenth Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.

B.            Amended Definitions.  Effective as of the date of this Tenth Amendment, Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Liabilities” and “Loan or Loans” and substituting therefor the following, respectively:

“Liabilities”:  shall mean any and all obligations, liabilities, indebtedness, fees, costs and expenses, now or hereafter owed or owing by Borrowers or any Borrower to Lender, or to any parent, affiliate or subsidiary of Lender, of any and every kind and nature, including, but not limited to, all principal, interest, debts, claims and indebtedness of any and every kind and nature, howsoever created, arising or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, insured or uninsured, liquidated or unliquidated, or otherwise, and whether arising or existing under written or oral agreement or by operation of law, together with all costs, fees and expenses of Lender arising hereunder, including, but not limited to, (1) the indebtedness evidenced by the Revolving Note, Term Note A, Term Note B and Term Note C, (2) reasonable attorneys’ and paralegals’ fees or charges relating to the preparation of this Loan Agreement and the Other Agreements and the enforcement of Lender’s rights and remedies pursuant to this Loan Agreement and the Other Agreements, and (3) all liabilities and obligations arising under or in connection with Rate Hedging Transactions.

“Loan or Loans”: shall mean, individually and collectively, the Revolving Loan, Term Loan A, Term Loan B, Term Loan C and any other loans provided by Lender to the Borrowers from time to time.

C.            New Definitions.  Effective as of the date of this Tenth Amendment, Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

“Term Loan C”: shall have the meaning set forth in Section 2.1(D) below.

“Term Note C”: shall mean that certain Term Note C dated as of April __, 2007, executed and delivered by Borrowers to Lender in the original principal amount of $1,000,000.00, as amended, renewed, restated or replaced from time to time.

II.            Amendments to Loan Agreement.  Effective as of the date of this Tenth Amendment, the Loan Agreement is hereby amended as follows:

A.            Term Loan C.  A new subsection 2.1(D) is hereby added to the Loan Agreement as follows:

“(D)        Term Loan C.  Provided that an Unmatured Event of Default or Event of Default does not then exist and all of the conditions precedent in Section 10 of this Loan Agreement have been satisfied, Lender shall loan to Borrower the principal amount of One Million and no/100 Dollars ($1,000,000.00), which loan shall be evidenced by and repaid in accordance with Term Note C (“Term Loan C”).”

B.            Interest Rates.  Sections 2.2(C) and (D) of the Loan Agreement are hereby amended by deleting Sections 2.2(C) and (D) of the Loan Agreement in their entirety and substituting therefor the following Sections 2.2(C), (D), and (E), respectively:

“(C)         Term Loan C.  Borrowers hereby jointly and severally promise to pay interest on the unpaid principal amount of Term Loan C as provided in Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate plus two percent (2%) per annum for the period commencing on the date such Loan is disbursed until the date such Loan is paid in full. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of Term Loan C shall, at Lender’s option, bear interest at the Default Rate.

(D)          Unused Line of Credit Fee.  Borrowers shall pay to Lender an unused line of credit fee equal to the daily rate equivalent of one-quarter of one percent per annum (1/4%) of the difference between the Maximum Revolving Loan and the average daily balance of the sum of the Revolving Loan and the Letter of Credit Obligations for each calendar quarter or part thereof, which fee shall be fully earned by Lender and payable quarterly in arrears on the fifth (5th) Business Day of each calendar quarter.  Said fee shall be calculated on the basis of a 360-day year.

(E)           Letter of Credit Fees.  Prior to the issuance of each standby Letter of Credit and on each annual anniversary of the issuance thereof, Borrowers shall pay to Lender, a fee computed on a daily basis equal to the amount of such Letter of Credit multiplied by one hundred fifty (150) basis points per annum.  Prior to the issuance of each documentary Letter of Credit, Borrowers shall remit to Lender a Letter of Credit fee at the rate quoted by Lender to Borrowers at the time of issuance.  In addition, Borrowers shall pay to and/or reimburse Lender for any costs, fees and expenses incurred by Lender in connection with the application for, issuance of or amendment to any Letter of Credit upon Lender’s demand therefor and any amounts not so paid shall bear interest at the Default Rate until paid.”

C.            Payments.  Section 3.1(A) of the Loan Agreement is hereby amended by deleting Section 3.1(A) of the Loan Agreement in its entirety and substituting therefor the following:

“(A)        Scheduled Payments.  Except as otherwise provided in this Loan Agreement or the Other Agreements, that portion of the Liabilities consisting of: (1) the principal portion of the Revolving Loan shall be payable in full by Borrowers to Lender on or before the Revolving Loan Termination Date; (2) interest on the Revolving Loan shall be payable by Borrowers to Lender in arrears on the last Business Day of each month, as debited by Lender; (3) principal on Term Loan A, Term Loan B and Term Loan C shall be payable by Borrowers to Lender as set forth in Section 2 above and in Term Note A, Term Note B and Term Note C, respectively; (4) interest on Term Loan A, Term Loan B and Term Loan C shall be payable by Borrowers to Lender in arrears on the last Business Day of each month as debited by Lender; (5) all costs, fees and expenses payable pursuant to this Loan Agreement and the Other Agreements shall be payable by Borrowers to Lender, or to such other Persons designated by Lender, on demand; and (6) the balance of the Liabilities, if any, shall be payable by Borrowers to Lender on demand.  All such payments to Lender shall be payable at Lender’s principal office in Chicago, Illinois, or at such other place or places as Lender may designate in writing to Borrowers.  All such payments to Persons other than Lender shall be payable at such place or places as Lender may designate in writing to Borrowers.  All such payments made to Lender shall be paid by Borrowers without offset or other reduction.”

D.            Notes.  Section 3.3 of the Loan Agreement is hereby amended by deleting Section 3.3 in its entirety and substituting therefor the following:

“3.3         Notes.  Loans made by Lender to Borrowers pursuant to this Loan Agreement may or may not, at Lender’s discretion, be evidenced by notes or other instruments issued or executed and delivered by Borrowers to Lender, including, but not limited to, the Revolving Note, Term Note A, Term Note B and Term Note C.  Where such Loans are not so evidenced, such Loans shall be evidenced by entries upon the ledgers, books, records or computer records of Lender maintained for that purpose.  Lender’s failure to record any portion of the Liabilities on such books and records shall not limit or otherwise affect the obligations and liabilities of Borrowers to repay the Liabilities due and owing to Lender pursuant to this Loan Agreement and the Other Agreements.”

E.             Financial Covenants.  Section 9.4 of the Loan Agreement is hereby amended by deleting Section 9.4 of the Loan Agreement in its entirety and substituting therefor the following:

“9.4                Financial Covenants.  During the term of this Loan Agreement, and thereafter for so long as there are any outstanding Liabilities owed to Lender, Borrowers covenant that they shall:

(A)  Cash Flow Coverage Ratio.  Not permit Borrowers’ Cash Flow Coverage Ratio, calculated on a year to date basis, to be less than: (i) .40 to 1.00 as of June 30, 2007, (ii) .20 to 1.00 as of September 30, 2007, or (iii) .30 to 1.00 as of December 31, 2007, or as of the last day of any calendar quarter thereafter.  The Cash Flow Coverage Ratio will not be tested as of March 31, 2007.

(B)   Minimum EBITDA.  Borrowers shall maintain EBITDA of not less than: (i) One Million Four Hundred Fifty Thousand and no/100 Dollars ($1,450,000.00) for the six (6) month period ending June 30, 2007, (ii) Two Million One Hundred Thirty-Five Thousand and no/100 Dollars ($2,135,000.00) for the nine-month period ending  September 30, 2007, and (iii) Three Million One Hundred Twenty Thousand and no/100 Dollars ($3,120,000.00) as of December 31, 2007 and as of the last day of each calendar quarter thereafter, calculated on a trailing twelve (12) month basis.  The Minimum EBITDA covenant will not be tested as of March 31, 2007.”

III.           Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrowers is subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution of this Tenth Amendment:

A.            Borrowers executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

(i)                                     an original Term Note C of even date herewith executed by the Borrowers to Lender;

(ii)                                  an original Company General Certificate of even date herewith executed by the Secretary of each Borrower to Lender;

(iii)                             an original Second Amendment to Mortgage Documents of even date herewith by and between Vita Foods and Lender; and

(iv)                              such other agreements, documents and instruments as Lender may reasonably request;

B.            No Unmatured Event of Default or Event of Default exists under the Loan Agreement, as amended by this Tenth Amendment, or the Other Agreements;

C.            No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date of hereof shall be pending or known to be threatened against Borrowers and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of any Borrower or the capability of any Borrower to pay its obligations and liabilities to Lender; and

D.            There shall have been no material or adverse change in the business, financial condition or results of operations since the date of each Borrower’s most recently delivered financial statements to Lender.

IV.           Conflict.  If, and to the extent, the terms and provisions of this Tenth Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Tenth Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Tenth Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Tenth Amendment, shall remain in and have its intended full force and effect, and Lender and Borrowers hereby affirm, confirm and ratify the same.

V.            Severability.  Wherever possible, each provision of this Tenth Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Tenth Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Tenth Amendment, the balance of which shall remain in and have its intended full force and effect.  Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VI.           Reaffirmation.  Borrowers hereby reaffirm and remake all of the representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby.

VII.          Fees, Costs and Expenses.

(A)          Contemporaneously herewith, Borrowers shall pay to Lender a fully-earned, non-refundable commitment fee for Term Loan C in the amount of $20,000.00.

(B)           Borrowers agree to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Tenth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

VIII.        Choice of Law.  This Tenth Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

IX.           Counterpart.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

X.            Waiver of Jury Trial.  BORROWERS AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF, Lender and Borrowers have caused this Tenth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

LASALLE BANK NATIONAL ASSOCIATION,		VITA FOOD PRODUCTS, INC.,
a national banking association		a Nevada corporation

By:	/s/ Steven Buford	By:	/s/ Clifford Bolen
Name:	Steven Buford	Name:	Clifford K. Bolen
Title:	Vice President	Title:	President

VIRGINIA HONEY COMPANY, INC.,
a Virginia corporation

		By:	/s/ Clifford Bolen
		Name:	Clifford K. Bolen
		Title:	President and Chief Executive Officer

THE HALIFAX GROUP, INC.,
a Georgia corporation

		By:	/s/ Clifford Bolen
		Name:	Clifford K. Bolen
		Title:	Chief Executive Officer

VITA SPECIALTY FOODS, INC.,
a Delaware corporation

		By:	/s/ Clifford Bolen
		Name:	Clifford K. Bolen
		Title:	Chief Executive Officer